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PETERSON SULLIVAN P.L.L.C.
601 UNION STREET SUITE 2300 SEATTLE WA 98101 (206)382-7777 FAX 382-7700
CERTIFIED PUBLIC ACCOUNTANTS



                                   EXHIBIT 23



                          Independent Auditors' Consent



We hereby consent to the use of our auditors' report dated March 10, 2000, on the Delta Capital Technologies, Inc. financial statements as of December 31, 1999, and for the year then ended, included in the Delta Capital Technologies, Inc. Form 10-KSB for the year ended December 31, 1999.



PETERSON SULLIVAN P.L.L.C.

March 28, 2000
Seattle, Washington